EXHIBIT 10.1

FIRST AMENDMENT

TO THE SLAVIE FEDERAL SAVINGS BANK

EMPLOYEE STOCK OWNERSHIP PLAN

Pursuant to the rights reserved in Section 9.1 of the Slavie Federal Savings Bank Employee Stock Ownership Plan (the “Slavie Plan”), heretofore effective as of January 1, 2004, the Plan is hereby amended, effective as of November 1, 2004:

1. Section 4.6 is amended by deleting the last sentence of the first paragraph which reads as follows:

“Any such distribution of Company Stock shall be subject to Section 7.11.”

2. Section 7.11 shall be deleted in its entirety and replaced with the word “RESERVED.”

3. Section 7.12 is amended by the deleted of the phrase “except as provided in Section 7.11(b)” in the first sentence therein.

IN WITNESS WHEREOF, this First Amendment has been executed the 1st day of November, 2004.

ATTEST:	SLAVIE FEDERAL SAVINGS BANK

Name:

Secretary	Title:	President and Chief Executive Officer

TABLE OF CONTENTS

SLAVIE FEDERAL SAVINGS BANK	1

ARTICLE I DEFINITIONS	1

ARTICLE II TOP HEAVY REQUIREMENTS AND ADMINISTRATION	9
2.1 TOP HEAVY PLAN REQUIREMENTS	9
2.2 DETERMINATION OF TOP HEAVY STATUS	10
2.3 POWERS AND RESPONSIBILITIES OF THE EMPLOYER	12
2.4 DESIGNATION OF ADMINISTRATIVE AUTHORITY	13
2.5 ALLOCATION AND DELEGATION OF RESPONSIBILITIES	13
2.6 POWERS AND DUTIES OF THE ADMINISTRATOR	14
2.7 RECORDS AND REPORTS	15
2.8 APPOINTMENT OF ADVISERS	15
2.9 INFORMATION FROM EMPLOYER	15
2.10 PAYMENT OF EXPENSES	15
2.11 MAJORITY ACTIONS	15
2.12 CLAIMS PROCEDURE AND CLAIM REVIEW PROCEDURE	16

ARTICLE III ELIGIBILITY	16
3.1 CONDITIONS OF ELIGIBILITY	16
3.2 EFFECTIVE DATE OF PARTICIPATION	16
3.3 DETERMINATION OF ELIGIBILITY	16
3.4 TERMINATION OF ELIGIBILITY	16
3.5 OMISSION OF ELIGIBLE EMPLOYEE	17
3.6 INCLUSION OF INELIGIBLE EMPLOYEE	17
3.7 MILITARY SERVICE	17

ARTICLE IV CONTRIBUTION AND ALLOCATION	17
4.1 FORMULA FOR DETERMINING EMPLOYER’S CONTRIBUTION	17
4.2 TIME OF PAYMENT OF EMPLOYER’S CONTRIBUTION	18
4.3 ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS	18
4.4 MAXIMUM ANNUAL ADDITIONS	21
4.5 ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS	23
4.6 DIRECTED INVESTMENT ACCOUNT	23

ARTICLE V FUNDING AND INVESTMENT POLICY	24
5.1 INVESTMENT POLICY	24
5.2 APPLICATION OF CASH	25
5.3 TRANSACTIONS INVOLVING COMPANY STOCK	25
5.4 LOANS TO THE TRUST	26

ARTICLE VI VALUATIONS	27
6.1 VALUATION OF THE TRUST FUND	27

6.2 METHOD OF VALUATION	27

ARTICLE VII DETERMINATION AND DISTRIBUTION OF BENEFITS	28
7.1 DETERMINATION OF BENEFITS UPON RETIREMENT	28
7.2 DETERMINATION OF BENEFITS UPON DEATH	28
7.3 DETERMINATION OF BENEFITS IN EVENT OF DISABILITY	29
7.4 DETERMINATION OF BENEFITS UPON TERMINATION	29
7.5 DISTRIBUTION OF BENEFITS	33
7.6 HOW PLAN BENEFIT WILL BE DISTRIBUTED	36
7.7 DISTRIBUTION FOR MINOR BENEFICIARY	37
7.8 LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN	37
7.9 RIGHTS OF FIRST REFUSAL	37
7.10 STOCK CERTIFICATE LEGEND	38
7.11 PUT OPTION	38
7.12 NONTERMINABLE PROTECTIONS AND RIGHTS	39
7.13 QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION	39
7.14 MINIMUM DISTRIBUTION REQUIREMENTS	40

ARTICLE VIII TRUSTEE	44
8.1 BASIC RESPONSIBILITIES OF THE TRUSTEE	44
8.2 INVESTMENT POWERS AND DUTIES OF THE TRUSTEE	44
8.3 OTHER POWERS OF THE TRUSTEE	45
8.4 VOTING COMPANY STOCK	47
8.5 DUTIES OF THE TRUSTEE REGARDING PAYMENTS	47
8.6 TRUSTEE’S COMPENSATION AND EXPENSES AND TAXES	48
8.7 ANNUAL REPORT OF THE TRUSTEE	48
8.8 AUDIT	49
8.9 RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE	49
8.10 TRANSFER OF INTEREST	50
8.11 DIRECT ROLLOVER	50

ARTICLE IX AMENDMENT, TERMINATION AND MERGERS	51
9.1 AMENDMENT	51
9.2 TERMINATION	52
9.3 MERGER OR CONSOLIDATION	52

ARTICLE X MISCELLANEOUS	52
10.1 PARTICIPANT’S RIGHTS	52
10.2 ALIENATION	53
10.3 CONSTRUCTION OF PLAN	53
10.4 GENDER AND NUMBER	53
10.5 LEGAL ACTION	54
10.6 PROHIBITION AGAINST DIVERSION OF FUNDS	54
10.7 BONDING	54
10.8 RECEIPT AND RELEASE FOR PAYMENTS	54

ii

10.9 ACTION BY THE EMPLOYER	55
10.10 NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY	55
10.11 HEADINGS	55
10.12 APPROVAL BY INTERNAL REVENUE SERVICE	56
10.13 UNIFORMITY	56
10.14 SECURITIES AND EXCHANGE COMMISSION APPROVAL	56

iii

SLAVIE FEDERAL SAVINGS BANK

EMPLOYEE STOCK OWNERSHIP PLAN

THIS AGREEMENT, hereby made and entered into this              day of September, 2004, by and between Slavie Federal Savings Bank (herein referred to as the “Employer”) and Philip E. Logan, Thomas J. Drechsler and James D. Wise (collectively herein referred to as the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Employer desires to recognize the contribution made to its successful operation by its Employees and to reward such contribution by means of an employee stock ownership plan for the exclusive benefit of its eligible Employees who shall qualify as Participants hereunder;

WHEREAS, the Employer desires to adopt an employee stock ownership plan to enable its eligible Employees to acquire a proprietary interest in the capital stock of the Employer; and

WHEREAS, the Employer’s contributions to the Plan will be made primarily in the form of “Company Stock.”

NOW, THEREFORE, effective as of January 1, 2004 (hereinafter called the “Effective Date”), the Employer and Trustee hereby adopt the Slavie Federal Savings Bank Employee Stock Ownership Plan, consistent with Section 4975(e)(7) of the Internal Revenue Code, to provide as follows:

ARTICLE I

DEFINITIONS

1.1 “Act” means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.2 “Administrator” means the person or entity designated by the Employer pursuant to Section 2.4 to administer the Plan on behalf of the Employer.

1.3 “Affiliated Employer” means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

1.4 “Aggregate Account” means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant.

1.5 “Anniversary Date” means December 31.

1.6 “Beneficiary” means the person to whom the share of a deceased Participant’s total account is payable, subject to the restrictions of Sections 7.2 and 7.5.

1.7 “Code” means the Internal Revenue Code of 1986, as amended or replaced from time to time.

1.8 “Company Stock” means common stock issued by SFSB, Inc. (or by a corporation which is a member of the controlled group of corporations of which the Employer is a member) having a combination of voting power and dividend rights equal to or in excess of: (A) that class of common stock of the Employer (or of any other such corporation) having the greatest voting power, and (B) that class of common stock of the Employer (or of any other such corporation) having the greatest dividend rights. Noncallable preferred stock shall be deemed to be “Company Stock” if such stock is convertible at any time into stock which constitutes “Company Stock” hereunder and if such conversion is at a conversion price which (as of the date of the acquisition by the Trust) is reasonable. For purposes of the preceding sentence, pursuant to Regulations, preferred stock shall be treated as noncallable if after the call there will be a reasonable opportunity for a conversion which meets the requirements of the preceding sentence.

1.9 “Company Stock Account” means the account of a Participant which is credited with the shares of Company Stock purchased and paid for by the Trust Fund or contributed to the Trust Fund.

1.10 “Compensation” means the total of all amounts paid to a Participant for the Plan Year by the Employer for personal services, as reported on the Participant’s Form W-2, including deferrals under a cafeteria plan and Employee elective salary deferrals; and provided that for purposes of allocating the Employer’s contribution for the Plan Year in which a Participant begins or resumes participation, Compensation shall exclude all amounts paid during the Plan Year prior to the date an Employee becomes a Participant. Notwithstanding the foregoing, the Compensation of any Eligible Employee who becomes a Participant on December 31, 2004, shall include all Compensation earned during calendar year 2004. For purposes of the top-heavy rules, Compensation (a) includes amounts contributed to a qualified plan under a salary reduction arrangement (including a cash-or-deferred arrangement and a qualified transportation plan under Code § 132(f)(4)), and (b) is determined as of the first day of the Plan Year for the Plan Year in which a Participant begins or resumes participation.

Compensation shall exclude the following:

(1) distributions from a plan of deferred compensation whether or not includable in the gross income of the Employee when distributed;

(2) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(4) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee).

The annual Compensation of each Participant taken into account under the Plan for any Plan Year shall not exceed Two Hundred Five Thousand Dollars ($205,000). This limitation shall be adjusted by the Secretary of the Treasury at the same time and in the same manner as under Section 415(d) of the Code, except that the dollar increase in effect on January 1 of the calendar year is effective for years beginning in such calendar year. If the Plan determines Compensation on a period of time that contains fewer than twelve (12) calendar months, then the annual Compensation limit is an amount equal to the annual Compensation limit for the calendar year in which the Compensation period begins multiplied by the ratio obtained by dividing the number of full months in the period by twelve (12).

If Compensation for any prior Plan Year is taken into account in determining an Employee’s contributions or benefits for the current year, the Compensation for such prior year is subject to the applicable annual Compensation limit in effect for that prior year.

The annual Compensation of each Employee taken into account in determining allocations for any Plan Year, shall not exceed $205,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

1.11 “Current Obligations” means Trust obligations arising from extension of credit to the Trust and payable in cash within (1) year from the date an Employer contribution is due.

1.12 “Eligible Employee” means any Employee who has satisfied the provisions of Section 3.1, except Employees whose employment is governed by the terms of a collective bargaining agreement between Employee representatives and the Employer under which retirement benefits were the subject of good faith bargaining between the parties.

1.13 “Employee” means any person who is employed by the Employer or Affiliated Employer, but excludes any person who is an independent contractor. Employee shall not include Leased Employees within the meaning of Section 414(n)(2), and 414(o)(2) of the Code.

The term “Leased Employee” means any person (other than an Employee of the Employer) who pursuant to an agreement between the Employer and any other person (“Leasing Organization”) has performed services for the Employer (or for the Employer and related persons determined in accordance with section 414(n)(6) of the Internal Revenue Code) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the Employer. Contributions or benefits provided a Leased Employee by the Leasing Organization which are attributable to services performed for the Employer shall be treated as provided by the recipient Employer.

A Leased Employee shall not be considered an Employee of the Employer, even for purposes other than benefit accrual, if: (1) such Leased Employee is covered by a money purchase pension plan providing: (a) a non-integrated employer contribution rate of at least ten percent (10%) of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Leased Employee’s gross income under Section 125, Section 401(k), Section 402(h) or Section 403(b) of the Code, (b) immediate participation, and full and immediate vesting; and (2) Leased Employees do not constitute more than twenty percent (20%) of the Employer’s non-highly compensated workforce.

1.14 “Employer” means Slavie Federal Savings Bank as the context may require, and any successor which shall maintain this Plan. The Employer is a corporation with principal offices in the State of Maryland.

1.15 “ESOP” means an employee stock ownership plan that meets the requirements of Code Section 4975(e)(7) and Regulation 54.4975-11.

1.16 “Exempt Loan” means a loan made to the Plan by a disqualified person or a loan to the Plan which is guaranteed by a disqualified person and which satisfies the requirements of Section 2550.408b-3 of the Department of Labor Regulations, Section 54.4975-7(b) of the Treasury Regulations and Section 5.4 hereof.

1.17 “Fiscal Year” means the Employer’s accounting year of 12 months commencing on January 1 of each year and ending the following December 31.

1.18 “Forfeiture” means that portion of a Participant’s Aggregate Account that is not Vested, and occurs during any Plan Year in which the Participant terminates service prior to his Retirement Date. In addition, the term Forfeiture shall also include amounts deemed to be Forfeitures pursuant to any other provision of this Plan.

1.19 “Former Participant” means a person who has been a Participant, but who has ceased to be a Participant for any reason.

1.20 “415 Compensation” with respect to any Participant means such Participant’s wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer’s trade or business) for a Plan Year for which the

Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. “415 Compensation” must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

1.21 “Highly Compensated Employee” means any Employee who performs services for the Employer and who

(1) was a five percent (5%) owner during the determination year or the look-back year; or

(2) for the look-back year, received Compensation from the Employer in excess of Ninety Thousand Dollars ($90,000) (as adjusted pursuant to Section 415(d) of the Code).

The “determination year” shall be the Plan Year. The “look-back year” shall be the 12-month period immediate preceding the determination year.

The term Highly Compensated Employee includes highly compensated active employees and highly compensated former employees. A “highly compensated former employee” is any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the Employee’s fifty-fifth (55th) birthday.

The determination of who is a Highly Compensated Employee will be made in accordance with Section 414(q) of the Code.

1.22 “Highly Compensated Participant” means any Highly Compensated Employee who is eligible to participate in the Plan.

1.23 “Hour of Service” means (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties during the applicable computation period; (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period; (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages. These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made. The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3).

Notwithstanding the above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

For purposes of this Section, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

An Hour of Service must be counted for the purpose of determining a Year of Service, a year of participation for purposes of accrued benefits, a 1-Year Break in Service, and employment commencement date (or reemployment commencement date). In addition, Hours of Service will be credited for employment with other Affiliated Employers. The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

1.24 “Investment Manager” means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

1.25 “Key Employee” means any Employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the Determination Date was:

(1) an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code,

(2) a five-percent owner of the Employer, or

(3) a one-percent owner of the Employer having annual Compensation of more than $150,000.

For this purpose, annual compensation means Compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

1.26 “Late Retirement Date” means the first day of the month coinciding with or next following a Participant’s actual Retirement Date after having reached his Normal Retirement Date.

1.27 “Non-Elective Contribution” means the Employer’s contributions to this Plan.

1.28 “Non-Highly Compensated Participant” means any Participant who is not a Highly Compensated Employee.

1.29 “Non-Key Employee” means any Employee or former Employee (and his Beneficiaries) who is not a Key Employee.

1.30 “Normal Retirement Age” means the Participant’s 65th birthday. A Participant shall become fully Vested in his Participant’s Account upon attaining his Normal Retirement Age.

1.31 “Normal Retirement Date” means the Anniversary Date coinciding with or next following a Participant’s Normal Retirement Age (sixty-fifth (65) birthday). A Participant shall in all cases be fully vested in his Account upon attaining his Normal Retirement Date.

1.32 “1-Year Break in Service” means the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer. Solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for “authorized leaves of absence” and “maternity and paternity leaves of absence.” Years of Service and 1-Year Breaks in Service shall be measured on the same computation period.

“Authorized leave of absence” means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

A “maternity or paternity leave of absence” means an absence from work for any period by reason of the Employee’s pregnancy, birth of the Employee’s child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a 1-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a “maternity or paternity leave of absence” shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a “maternity or paternity leave of absence” shall not exceed 501.

1.33 “Other Investments Account” means the account of a Participant which is credited with his share of the net gain (or loss) of the Plan, Forfeitures and Employer contributions in other than Company Stock and which is debited with payments made to pay for Company Stock.

1.34 “Participant” means any Eligible Employee who participates in the Plan as provided in Sections 3.1 and 3.2, and has not for any reason become ineligible to participate further in the Plan.

1.35 “Participant’s Account” means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust.

1.36 “Plan” means this instrument, including all amendments thereto.

1.37 “Plan Year” means the Plan’s accounting year of twelve (12) months commencing on January 1 of each year and ending the following December 31.

1.38 “Retired Participant” means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

1.39 “Retirement Date” means the date as of which a Participant retires for reasons other than Total and Permanent Disability, whether such retirement occurs on a Participant’s Normal Retirement Date or Late Retirement Date (see Section 7.1).

1.40 “Super Top Heavy Plan” means a plan described in Section 2.2(b).

1.41 “Terminated Participant” means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement.

1.42 “Top Heavy Plan” means a plan described in Section 2.2(a).

1.43 “Top Heavy Plan Year” means a Plan Year during which the Plan is a Top Heavy Plan.

1.44 “Total and Permanent Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The disability of a Participant shall be determined by a licensed physician chosen by the Administrator. However, if the condition constitutes total disability under the federal Social Security Acts, the Administrator may rely upon such determination that the Participant is Totally and Permanently Disabled for the purposes of this Plan. The determination shall be applied uniformly to all Participants.

1.45 “Trustee” means the person or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.

1.46 “Trust Fund” means the assets of the Plan and Trust as the same shall exist from time to time.

1.47 “Unallocated Company Stock Suspense Account” means an account containing Company Stock acquired with the proceeds of an Exempt Loan and which has not been released from such account and allocated to the Participants’ Company Stock Accounts.

1.48 “Vested” means the nonforfeitable portion of any account maintained on behalf of a Participant.

1.49 “Year of Service” means the computation period of twelve (12) consecutive months, herein set forth, during which an Employee has at least 1000 Hours of Service.

For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service. The participation computation period beginning after a 1-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service. The participation computation period shall shift to the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service. An Employee who is credited with the required Hours of Service in both the initial computation period (or the computation period beginning after a 1-Year Break in Service) and the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service, shall be credited with two (2) Years of Service for purposes of eligibility to participate.

For vesting purposes, no credit shall be given for Years of Service prior to age 18. For all other purposes, the computation period shall be the Plan Year.

Notwithstanding the foregoing, for any short Plan Year, the determination of whether an Employee has completed a Year of Service shall be made in accordance with Department of Labor regulation 2530.203-2(c). Years of Service with any Affiliated Employer shall be recognized.

ARTICLE II

TOP HEAVY REQUIREMENTS AND ADMINISTRATION

2.1 TOP HEAVY PLAN REQUIREMENTS

For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 7.4 of the Plan and the special minimum allocation requirements of Code Section 416(c) pursuant to Section 4.3 of the Plan.

2.2 DETERMINATION OF TOP HEAVY STATUS

(a) This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant’s Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the one year period ending on the Determination Date, any Accrued Benefit and/or Aggregate Account balance for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan.

(b) This Plan shall be a Super Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds ninety percent (90%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

(c) Aggregate Account: A Participant’s Aggregate Account as of the Determination Date is the sum of:

(1) his Participant’s Combined Account balance as of the most recent valuation occurring within a twelve (12) month period ending on the Determination Date;

(2) an adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the valuation date but due on or before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year.

(3) any Plan distributions made within the Plan Year that includes the Determination Date or within the one-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death or disability, this provision shall be applied by substituting “five-year period” for “one-year period.”

However, in the case of distributions made after the valuation date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant’s Aggregate Account balance as of the valuation date. Further, distributions from the Plan (including the cash value of life insurance policies) of a Participant’s account balance because of death shall be treated as a distribution for the purposes of this paragraph.

(4) any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified voluntary employee contributions shall not be considered to be a part of the Participant’s Aggregate Account balance.

(5) with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides for rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers as part of the Participant’s Aggregate Account balance.

(6) with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant’s Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

(7) For the purposes of determining whether two employers are to be treated as the same employer in (5) and (6) above, all employers aggregated under Code Section 414(b), (c), (m) and (o) are treated as the same employer.

(d) “Aggregation Group” means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

(1) Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

(2) Permissive Aggregation Group: The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.

In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

(3) Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

(4) An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

(e) “Determination Date means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

(f) Present Value of Accrued Benefit: In the case of a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key Employee, shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C). The determination of the Present Value of Accrued Benefit shall be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan.

(g) “Top Heavy Group” means an Aggregation Group in which, as of the Determination Date, the sum of:

(1) the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

(2) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group, exceeds sixty percent (60%) of a similar sum determined for all Participants.

2.3 POWERS AND RESPONSIBILITIES OF THE EMPLOYER

(a) The Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the

Plan to assure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act.

(b) The Employer shall establish a “funding policy and method,” i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a “funding policy and method” shall not, however, constitute a directive to the Trustee as to investment of the Trust Funds. Such “funding policy and method” shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

(c) The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

(d) The Employer will furnish Plan Fiduciaries and Participants with notices and information statements when voting rights must be exercised pursuant to Section 8.5.

2.4 DESIGNATION OF ADMINISTRATIVE AUTHORITY

The Employer shall appoint one or more Administrators. Any person, including, but not limited to, the Employees of the Employer, shall be eligible to serve as an Administrator. Any person so appointed shall signify his acceptance by filing written acceptance with the Employer. An Administrator may resign by delivering his written resignation to the Employer or be removed by the Employer by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the Administrator if no date is specified.

The Employer, upon the resignation or removal of an Administrator, shall promptly designate in writing a successor to this position. If the Employer does not appoint an Administrator, the Employer will function as the Administrator.

2.5 ALLOCATION AND DELEGATION OF RESPONSIBILITIES

If more than one person is appointed as Administrator, the responsibilities of each Administrator may be specified by the Employer and accepted in writing by each Administrator. In the event that no such delegation is made by the Employer, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Employer and the Trustee in writing of such action and specify the responsibilities of each Administrator. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustee a written revocation of such designation.

2.6 POWERS AND DUTIES OF THE ADMINISTRATOR

The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan.

The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

(a) the discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

(b) to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

(c) to authorize and direct the Trustee with respect to all nondiscretionary or otherwise directed disbursements from the Trust;

(d) to maintain all necessary records for the administration of the Plan;

(e) to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

(f) to determine the size and type of any contract to be purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;

(g) to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;

(h) to consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;

(i) to prepare and implement a procedure to notify Eligible Employees that they may elect to have a portion of their Compensation deferred or paid to them in cash;

(j) to establish and communicate to Participants a procedure and method to insure that each Participant will vote Company Stock allocated to such Participant’s Company Stock Account pursuant to Section 8.5;

(k) to assist any Participant regarding his rights, benefits, or elections available under the Plan.

2.7 RECORDS AND REPORTS

The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

2.8 APPOINTMENT OF ADVISERS

The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan.

2.9 INFORMATION FROM EMPLOYER

To enable the Administrator to perform his functions, the Employer shall supply full and timely information to the Administrator on all matters relating to the Compensation of all Participants, their Hours of Service, their Years of Service, their retirement, death, disability, or termination of employment, and such other pertinent facts as the Administrator may require; and the Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee’s duties under the Plan. The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

2.10 PAYMENT OF EXPENSES

All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, including, but not limited to, fees of accountants, counsel, and other specialists and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund.

2.11 MAJORITY ACTIONS

Except where there has been an allocation and delegation of administrative authority pursuant to Section 2.5, if there shall be more than one Administrator, they shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf.

2.12 CLAIMS PROCEDURE AND CLAIM REVIEW PROCEDURE

The Employer will adopt and communicate to the Participants a claims procedure and a claims review procedure, which are consistent with the requirements of Section 503 of the Act and its related rules and regulations.

ARTICLE III

ELIGIBILITY

3.1 CONDITIONS OF ELIGIBILITY

Any Eligible Employee who has completed one (1) Year of Service and has attained age 21 as of December 31, 2004, shall be eligible to participate in the Plan as of December 31, 2004. Thereafter, any Eligible Employee who has completed one (1) Year of Service and has attained age 21 shall be eligible to participate hereunder as of the date set forth in Section 3.2 on or after he has satisfied such requirements.

3.2 EFFECTIVE DATE OF PARTICIPATION

An Employee who has become eligible to be a Participant shall participate as of the January 1 and July 1 which occurs on or after he has met the minimum service and age requirements of Section 3.1.

3.3 DETERMINATION OF ELIGIBILITY

The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review per Section 2.13.

3.4 TERMINATION OF ELIGIBILITY

(a) In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in his interest in the Plan for each Year of Service completed while a noneligible Employee, until such time as his Participant’s Account shall be forfeited or distributed pursuant to the terms of the Plan. Additionally, his interest in the Plan shall continue to share in the earnings of the Trust Fund.

(b) In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate but has not incurred a 1-Year Break in Service,

such Employee will participate immediately upon returning to an eligible class of Employees. If such Participant incurs a 1-Year Break in Service, eligibility will be determined under the break in service rules of the Plan.

3.5 OMISSION OF ELIGIBLE EMPLOYEE

If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the said Employer would have contributed with respect to him had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

3.6 INCLUSION OF INELIGIBLE EMPLOYEE

If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Plan Year in which the discovery is made.

3.7 MILITARY SERVICE

Notwithstanding anything herein to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u).

ARTICLE IV

CONTRIBUTION AND ALLOCATION

4.1 FORMULA FOR DETERMINING EMPLOYER’S CONTRIBUTION

For each Plan Year, the Employer shall contribute to the Plan a discretionary amount, which amount shall be deemed an Employer’s Non-Elective Contribution. Notwithstanding the foregoing, however, the Employer’s contributions for any Plan Year shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code Section 404. All contributions by the Employer shall be made in cash or in Company Stock. Except, however, to the extent necessary to provide the top heavy minimum allocations, the Employer shall make a contribution even if it exceeds the amount which is deductible under Code Section 404.

4.2 TIME OF PAYMENT OF EMPLOYER’S CONTRIBUTION

Employer contributions shall be paid in cash or in Company Stock as the Employer may from time to time determine. Company Stock shall be valued at its then fair market value. The Employer shall generally pay to the Trustee its contribution to the Plan for each Plan Year, within the time prescribed by law, including extensions of time, for the filing of the Employer’s federal income tax return for the Fiscal Year.

4.3 ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS

(a) The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date all amounts allocated to each such Participant as set forth herein.

(b) The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer’s contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution as follows: With respect to the Employer’s Non-Elective Contribution made pursuant to Section 4.1, to each Participant’s Account in the same proportion that each such Participant’s Compensation for the year bears to the total Compensation of all Participants for such year.

The Employer shall not make a Non-Elective Contribution under Section 4.1 on behalf of a Participant who performs less than one thousand (1,000) Hours of Service during any Plan year, nor shall the Employer contribute on behalf of a Participant who was not employed on the last day of the Plan Year, except in a Plan Year in which a Participant retires, becomes Totally and Permanently Disabled, or dies. Notwithstanding the above, for any Top Heavy Plan Year a Participant shall share in the Employer’s Non-Elective Contribution under Section 4.1 for such year as required pursuant to Section 4.3.

(c) The Company Stock Account of each Participant shall be credited as of each Anniversary Date with Forfeitures of Company Stock and his allocable share of Company Stock (including fractional shares) purchased and paid for by the Plan or contributed in kind by the Employer. Stock dividends on Company Stock held in his Company Stock Account shall be credited to his Company Stock Account when paid. Cash dividends on Company Stock held in his Company Stock Account shall, in the sole discretion of the Administrator, either be credited to his Other Investments Account when paid or be used to repay an Exempt Loan; provided, however, that when cash dividends are used to repay an Exempt Loan, Company Stock shall be released from the Unallocated Company Stock Suspense Account and allocated to the Participant’s Company Stock Account pursuant to Section 4.3(e) and, provided further, that Company Stock allocated to the Participant’s Company Stock Account shall have a fair market value not less than the amount of cash dividends which would have been allocated to such Participant’s Other Investments Account for the year.

Company Stock acquired by the Plan with the proceeds of an Exempt Loan shall only be allocated to each Participant’s Company Stock Account upon release from the Unallocated Company Stock Suspense Account as provided in Section 4.3(e) herein. Company Stock acquired with the proceeds of an Exempt Loan shall be an asset of the Trust Fund and maintained in the Unallocated Company Stock Suspense Account.

(d) As of each Anniversary Date or other valuation date, before allocation of the Employer contributions for the entire Plan Year and after allocation of Forfeitures, any earnings or losses (net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that each Participant’s and Former Participant’s nonsegregated accounts (other than each Participant’s Company Stock Account) bear to the total of all Participants’ and Former Participants’ nonsegregated accounts (other than Participants’ Company Stock Accounts) as of such date.

Earnings or losses do not include the interest paid under any installment contract for the purchase of Company Stock by the Trust Fund or on any loan used by the Trust Fund to purchase Company Stock, nor does it include income received by the Trust Fund with respect to Company Stock acquired with the proceeds of an Exempt Loan; all income received by the Trust Fund from Company Stock acquired with the proceeds of an Exempt Loan may, at the discretion of the Administrator, be used to repay such loan.

Participants’ transfers from other qualified plans deposited in the general Trust Fund shall share in any earnings and losses (net appreciation or net depreciation) of the Trust Fund in the same manner provided above. Each segregated account maintained on behalf of a Participant shall be credited or charged with its separate earnings and losses.

(e) All Company Stock acquired by the Plan with the proceeds of an Exempt Loan shall be added to and maintained in the Unallocated Company Stock Suspense Account. Such Company Stock shall be released and withdrawn from that account as if all Company Stock in that account were encumbered. For each Plan Year during the duration of the loan, the number of shares of Company Stock released shall equal the number of encumbered shares held immediately before release for the current Plan Year multiplied by a fraction, the numerator of which is the amount of principal and interest paid for the Plan Year and the denominator of which is the sum of the numerator plus the principal and interest to be paid for all future Plan Years. As of each Anniversary Date, the Plan must consistently allocate to each Participant’s Account, in the same manner as Employer discretionary contributions pursuant to Section 4.1 are allocated, non-monetary units (shares and fractional shares of Company Stock) representing each Participant’s interest in Company Stock withdrawn from the Unallocated Company Stock Suspense Account. However, Company Stock released from the Unallocated Company Stock Suspense Account with cash dividends pursuant to Section 4.3(c) shall be allocated to each Participant’s Company Stock Account in the same proportion that each such Participant’s number of shares of Company Stock sharing in such cash dividends bears to the total number of shares of all Participants’ Company Stock sharing in such cash dividends. Income earned with respect to Company Stock in the Unallocated Company Stock Suspense Account shall be used, at the discretion of the Administrator, to repay the Exempt Loan used to purchase such Company

Stock. Company Stock released from the Unallocated Company Stock Suspense Account with such income, and any income which is not so used, shall be allocated as of each Anniversary Date or other valuation date in the same proportion that each Participant’s and Former Participant’s nonsegregated accounts after the allocation of any earnings or losses pursuant to Section 4.3(d) bear to the total of all Participants’ and Former Participants’ nonsegregated accounts after the allocation of any earnings or losses pursuant to Section 4.3(d).

(f) As of each Anniversary Date any amounts which became Forfeitures since the last Anniversary Date shall be allocated to Participants’ Accounts and used to pay administrative expenses or to reduce the contribution of the Employer hereunder for the Plan Year in which such Forfeitures occur. Provided, however, that in the event the allocation of Forfeitures provided herein shall cause the “annual addition” (as defined in Section 4.4) to any Participant’s Account to exceed the amount allowable by the Code, the excess shall be reallocated in accordance with Section 4.5.

(g) For any Top Heavy Plan Year, Non-Key Employees not otherwise eligible to share in the allocation of contributions and Forfeitures as provided above, shall receive the minimum allocation provided for in Section 4.3(i) if eligible pursuant to the provisions of Section 4.3(k).

(h) Participants who are not actively employed on the last day of the Plan Year due to Retirement (Normal or Late), Total and Permanent Disability or death shall share in the allocation of contributions and Forfeitures for that Plan Year.

(i) Minimum Allocations Required for Top Heavy Plan Years: Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the Employer’s contributions and Forfeitures allocated to the Participant’s Combined Account of each Non-Key Employee shall be equal to at least three percent (3%) of such Non-Key Employee’s Compensation. However, if (1) the sum of the Employer’s contributions and Forfeitures allocated to the Participant’s Combined Account of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key Employee’s Compensation and (2) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, the sum of the Employer’s contributions and Forfeitures allocated to the Participant’s Combined Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Participant’s Combined Account of any Key Employee.

However, no such minimum allocation shall be required in this Plan for any Non-Key Employee who participates in another defined contribution plan subject to Code Section 412 providing such benefits included with this Plan in a Required Aggregation Group.

(j) For purposes of the minimum allocations set forth above, the percentage allocated to the Participant’s Combined Account of any Key Employee shall be equal to the ratio of the sum of the Employer’s contributions and Forfeitures allocated on behalf of such Key Employee divided by the Compensation for such Key Employee.

(k) For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Participant’s Combined Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have failed to complete a Year of Service.

(l) If a Former Participant is reemployed after five (5) consecutive 1-Year Breaks in Service, then separate accounts shall be maintained as follows:

(1) one account for nonforfeitable benefits attributable to pre-break service; and

(2) one account representing his status in the Plan attributable to post-break service.

4.4 MAXIMUM ANNUAL ADDITIONS

(a) Notwithstanding the foregoing, the annual addition that may be contributed or allocated to a Participant’s Account under the Plan for any limitation year shall not exceed the lesser of Forty-One Thousand Dollars ($41,000), as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or 100% of the Participant’s compensation, within the meaning of Section 415(c)(3) of the Code, for the limitation year. For any short “limitation year,” the dollar limitation in (1) above shall be reduced by a fraction, the numerator of which is the number of full months in the short “limitation year” and the denominator of which is twelve (12).

(b) For purposes of Code Section 415, “annual additions” means the sum credited to a Participant’s accounts for any “limitation year” of (1) Employer contributions, (2) Employee contributions, (3) forfeitures, (4) amounts allocated to an individual medical account, as defined in Code Section 415(1)(2) which is part of a pension or annuity plan maintained by the Employer and (5) amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Employer. Except, however, the Compensation percentage limitation referred to in paragraph (a)(2) above shall not apply to: (1) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an “annual addition,” or (2) any amount otherwise treated as an “annual addition” under Code Section 415(1)(1).

(c) For purposes of Code Section 415, the following are not “annual additions”: (1) the transfer of funds from one qualified plan to another and (2) provided no more than one-third of the Employer contributions for the year are allocated to Highly Compensated Participants, Forfeitures of Company Stock purchased with the proceeds of an Exempt Loan and Employer contributions applied to the payment of interest on an Exempt Loan. In addition, the rollover contributions are not Employee contributions for the purposes of this Section.

(d) For purposes of Code Section 415, the “limitation year” shall be the Plan Year.

(e) The dollar limitation under Code Section 415(b)(1)(A) stated in paragraph (a)(1) above shall be adjusted annually as provided in Code Section 415(d) pursuant to the Regulations. The adjusted limitation is effective as of January 1 of each calendar year and is applicable to “limitation years” ending with or within that calendar year.

(f) All qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

(g) For purposes of the limitations, all Employees of the Employer and Affiliated Employers shall be considered to be employed by a single Employer.

(h) If this Plan is a Code Section 413(c) plan, all Employers of a Participant who maintain this Plan will be considered to be a single Employer.

(i) (1) If a Participant participates in more than one defined contribution plan maintained by the Employer which have different Anniversary Dates, the maximum “annual additions” under this Plan shall equal the maximum “annual additions” for the “limitation year” minus any “annual additions” previously credited to such Participant’s accounts during the “limitation year.”

(2) If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, “annual additions” will be credited to the Participant’s accounts under the defined contribution plan subject to Code Section 412 prior to crediting “annual additions” to the Participant’s accounts under the defined contribution plan not subject to Code Section 412.

(3) If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, the maximum “annual additions” under this Plan shall equal the product of (A) the maximum “annual additions” for the “limitation year” minus any “annual additions” previously credited under subparagraphs (1) or (2) above, multiplied by (B) a fraction (i) the numerator of which is the “annual additions” which would be credited to such Participant’s accounts under this Plan without regard to the limitations of Code Section 415 and (ii) the denominator of which is such “annual additions” for all plans described in this subparagraph.

(j) Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

4.5 ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS

(a) If, as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant’s Compensation, or a reasonable error in determining elective deferrals under Code Section 402(g), the “annual addition”“ under this Plan would cause the maximum “annual additions” to be exceeded for any Participant, the Administrator shall (1) return any voluntary Employee contributions credited for the “limitation year” to the extent that the return would reduce the “excess amount” in the Participant’s accounts (2) hold any “excess amount” remaining after the return of any elective deferrals or voluntary Employee contributions in a “Section 415 suspense account” (3) use the “Section 415 suspense account” in the next “limitation year” (and succeeding “limitation years” if necessary) to reduce Employer contributions for that Participant if that Participant is covered by the Plan as of the end of the “limitation year,” or if the Participant is not so covered, allocate and reallocate the “Section 415 suspense account” in the next “limitation year” (and succeeding “limitation years” if necessary) to all Participants in the Plan before any Employer or Employee contributions which would constitute “annual additions” are made to the Plan for such “limitation year” (4) reduce Employer contributions to the Plan for such “limitation year” by the amount of the “Section 415 suspense account” allocated and reallocated during such “limitation year.”

(b) For purposes of this Article, “excess amount” for any Participant for a “limitation year” shall mean the excess, if any, of (1) the “annual additions” which would be credited to his account under the terms of the Plan without regard to the limitations of Code Section 415 over (2) the maximum “annual additions” determined pursuant to Section 4.4.

(c) For purposes of this Section, “Section 415 suspense account” shall mean an unallocated account equal to the sum of “excess amounts” for all Participants in the Plan during the “limitation year.” The “Section 415 suspense account” shall not share in any earnings or losses of the Trust Fund.

4.6 DIRECTED INVESTMENT ACCOUNT

(a) Each “Qualified Participant” may elect within ninety (90) days after the close of each Plan Year during the “Qualified Election Period” to direct the Trustee in writing as to the investment of 25 percent of the total number of shares of Company Stock acquired by or contributed to the Plan that have ever been allocated to such “Qualified Participant’s” Company Stock Account (reduced by the number of shares of Company Stock previously invested pursuant to a prior election). In the case of the election year in which the Participant can make his last election, the preceding sentence shall be applied by substituting “50 percent” for “25 percent.” If the “Qualified Participant” elects to direct the Trustee as to the investment of his Company Stock Account, such direction shall be effective no later than 180 days after the close of the Plan Year to which such direction applies. In lieu of directing the Trustee as to the investment of his Company Stock Account, the “Qualified Participant” may elect a distribution in cash or Company Stock of the portion of his Company Stock Account covered by the election within ninety (90) days after the last day of the period during which the election can be made. Any such distribution of Company Stock shall be subject to Section 7.11.

Notwithstanding the above, if the fair market value (determined pursuant to Section 6.1 at the Plan valuation date immediately preceding the first day on which a “Qualified Participant” is eligible to make an election) of Company Stock acquired by or contributed to the Plan and allocated to a “Qualified Participant’s” Company Stock Account is $500 or less, then such Company Stock shall not be subject to this paragraph. For purposes of determining whether the fair market value exceeds $500, Company Stock held in accounts of all employee stock ownership plans (as defined in Code Section 4975(e)(7)) and tax credit employee stock ownership plans (as defined in Code Section 409(a)) maintained by the Employer or any Affiliated Employer shall be considered as held by the Plan.

(b) For the purposes of this Section the following definitions shall apply:

(1) “Qualified Participant” means any Participant or Former Participant who has completed ten (10) Plan Years of Service as a Participant subsequent to January 1, 2004, and who has attained age 55.

(2) “Qualified Election Period” means the six (6) Plan Year period beginning with the first Plan Year in which the Participant first became a “Qualified Participant.”

(c) A separate directed investment account shall be established for each Qualified Participant who has directed an investment. Transfers between the Participant’s regular account and his directed investment account shall be charged and credited as the case may be to each account. The directed investment account shall not share in Trust Fund earnings, but it shall be charged or credited as appropriate with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in market value during each Plan Year attributable to such account.

ARTICLE V

FUNDING AND INVESTMENT POLICY

5.1 INVESTMENT POLICY

(a) The Plan is designed to invest primarily in Company Stock.

(b) With due regard to subparagraph (a) above, the Administrator may also direct the Trustee to invest funds under the Plan in other property described in the Trust or the Trustee may hold such funds in cash or cash equivalents.

(c) The Plan may not obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

(d) The Plan may not obligate itself to acquire Company Stock under a put option binding upon the Plan. However, at the time a put option is exercised, the Plan may be given an option to assume the rights and obligations of the Employer under a put option binding upon the Employer.

(e) All purchases of Company Stock shall be made at a price which, in the judgment of the Administrator, does not exceed the fair market value thereof. All sales of Company Stock shall be made at a price which, in the judgment of the Administrator, is not less than the fair market value thereof. The valuation rules set forth in Article VI shall be applicable.

5.2 APPLICATION OF CASH

Employer contributions in cash and other cash received by the Trust Fund shall first be applied to pay any Current Obligations of the Trust Fund.

5.3 TRANSACTIONS INVOLVING COMPANY STOCK

(a) No portion of the Trust Fund attributable to (or allocable in lieu of) Company Stock acquired by the Plan in a sale to which Code Section 1042 applies may accrue or be allocated directly or indirectly under any plan maintained by the Employer meeting the requirements of Code Section 401(a):

(1) during the “Nonallocation Period”, for the benefit of (i) any taxpayer who makes an election under Code Section 1042(a) with respect to Company Stock, (ii) any individual who is related to the taxpayer (within the meaning of Code Section 267(b)), or

(2) for the benefit of any other person who owns (after application of Code Section 318(a) applied without regard to the employee trust exception in Code Section 318(a)(2)(B)(i)) more than 25 percent of (i) any class of outstanding stock of the Employer or Affiliated Employer which issued such Company Stock, or (ii) the total value of any class of outstanding stock of the Employer or Affiliated Employer.

(b) Except, however, subparagraph (a)(l)(ii) above shall not apply to lineal descendants of the taxpayer, provided that the aggregate amount allocated to the benefit of all such lineal descendants during the “Nonallocation Period” does not exceed more than five (5) percent of the Company Stock (or amounts allocated in lieu thereof) held by the Plan which are attributable to a sale to the Plan by any person related to such descendants (within the meaning of Code Section 267(c)(4)) in a transaction to which Code Section 1042 is applied.

(c) A person shall be treated as failing to meet the stock ownership limitation under paragraph (a)(2) above if such person fails such limitation:

(1) at any time during the one (1) year period ending on the date of sale of Company Stock to the Plan, or

(2) on the date as of which Company Stock is allocated to Participants in the Plan.

(d) For purposes of this Section, “Nonallocation Period” means the period beginning on the date of the sale of the Company Stock and ending on the later of:

(1) the date which is ten (10) years after the date of sale, or

(2) the date of the Plan allocation attributable to the final payment of the Exempt Loan incurred in connection with such sale.

5.4 LOANS TO THE TRUST

(a) The Plan may borrow money for any lawful purpose, provided the proceeds of an Exempt Loan are used within a reasonable time after receipt only for any or all of the following purposes:

(1) To acquire Company Stock,

(2) To repay such loan, or

(3) To repay a prior Exempt Loan.

(b) All loans to the Trust which are made or guaranteed by a disqualified person must satisfy all requirements applicable to Exempt Loans including but not limited to the following:

(1) The loan must be at a reasonable rate of interest;

(2) Any collateral pledged to the creditor by the Plan shall consist only of the Company Stock purchased with the borrowed funds;

(3) Under the terms of the loan, any pledge of Company Stock shall provide for the release of shares so pledged on a pro-rata basis;

(4) Under the terms of the loan, the creditor shall have no recourse against the Plan except with respect to such collateral, earnings attributable to such collateral, Employer contributions (other than contributions of Company Stock) that are made to meet Current Obligations and earnings attributable to such contributions;

(5) The loan must be for a specific term and may not be payable at the demand of any person, except in the case of default;

(6) In the event of default upon an Exempt Loan, the value of the Trust Fund transferred in satisfaction of the Exempt Loan shall not exceed the amount of default. If the lender is a disqualified person, an Exempt Loan shall provide for a transfer of Trust Funds upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Exempt Loan;

(7) Exempt Loan payments during a Plan Year must not exceed an amount equal to: (A) the sum, over all Plan Years, of all contributions and cash dividends paid by the Employer to the Plan with respect to such Exempt Loan and earnings on such Employer contributions and cash dividends, less (B) the sum of the Exempt Loan payments in all preceding Plan Years. A separate accounting shall be maintained for such Employer contributions, cash dividends and earnings until the Exempt Loan is repaid.

(c) For purposes of this Section, the term “disqualified person” means a person who is a Fiduciary, a person providing services to the Plan, an Employer any of whose Employees are covered by the Plan, an employee organization any of whose members are covered by the Plan, an owner, direct or indirect, of 50% or more of the total combined voting power of all classes of voting stock or of the total value of all classes of the stock, or an officer, director, 10% or more shareholder, or a highly compensated Employee.

ARTICLE VI

VALUATIONS

6.1 VALUATION OF THE TRUST FUND

The Administrator shall direct the Trustee, as of each Anniversary Date, and at such other date or dates deemed necessary by the Administrator, herein called the “valuation date,” to determine the net worth of the assets comprising the Trust Fund as it exists on the “valuation date.” In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the “valuation date” and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund.

6.2 METHOD OF VALUATION

Valuations must be made in good faith and based on all relevant factors for determining the fair market value of securities. In the case of a transaction between a Plan and a disqualified person, value must be determined as of the date of the transaction. For all other Plan purposes, value must be determined as of the most recent “valuation date” under the Plan. An independent appraisal will not in itself be a good faith determination of value in the case of a transaction between the Plan and a disqualified person. However, in other cases, a determination of fair market value based on at least an annual appraisal independently arrived at by a person who customarily makes such appraisals and who is independent of any party to the transaction will be deemed to be a good faith determination of value. Company Stock not readily tradeable on an established securities market shall be valued by an independent appraiser meeting requirements similar to the requirements of the Regulations prescribed under Code Section 170(a)(1).

ARTICLE VII

DETERMINATION AND DISTRIBUTION OF BENEFITS

7.1 DETERMINATION OF BENEFITS UPON RETIREMENT

Every Participant may terminate his employment with the Employer and retire for the purposes hereof on his Normal Retirement Date. Upon such Normal Retirement Date, all amounts credited to such Participant’s Account as of a coincident or subsequent valuation date shall become distributable to him. However, a Participant may postpone the termination of his employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 4.3, shall continue until his Late Retirement Date. Upon a Participant’s Normal Retirement Date or Late Retirement Date, the Trustee shall distribute all amounts credited to such Participant’s Account in accordance with Sections 7.5 and 7.6.

7.2 DETERMINATION OF BENEFITS UPON DEATH

(a) Upon the death of a Participant before his Retirement Date or other termination of his employment, all amounts credited to such Participant’s Account shall become fully Vested. If elected, distribution of the Participant’s Account shall commence as soon as administratively feasible after the close of the Plan Year in which such Participant’s death occurs. The Administrator shall direct the Trustee, in accordance with the provisions of Sections 7.5 and 7.6, to distribute the value of the deceased Participant’s accounts as of the valuation date immediately preceding the actual distribution to the Participant’s Beneficiary.

(b) Upon the death of a Former Participant, the Administrator shall direct the Trustee, in accordance with the provisions of Sections 7.5 and 7.6, to distribute any remaining Vested amounts credited to the accounts of a deceased Former Participant to such Former Participant’s Beneficiary. The payout shall equal the value of the account as of the valuation date immediately preceding the actual distribution.

(c) The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator’s determination of death and of the right of any person to receive payment shall be conclusive.

(d) The Beneficiary of the death benefit payable pursuant to this Section shall be the Participant’s spouse. Except, however, the Participant may designate a Beneficiary other than his spouse if:

(1) the spouse has waived the right to be the Participant’s Beneficiary, or

(2) the Participant is legally divorced or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no “qualified domestic relations order” as defined in Code Section 414(p) which provides otherwise), or

(3) the Participant has no spouse, or

(4) the spouse cannot be located.

In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Administrator. However, the Participant’s spouse must again consent in writing to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right. In the event no valid designation of Beneficiary exists at the time of the Participant’s death, the death benefit shall be payable to his estate.

(e) Any consent by the Participant’s spouse to waive any rights to the death benefit must be in writing, must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the spouse’s consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

7.3 DETERMINATION OF BENEFITS IN EVENT OF DISABILITY

In the event of a Participant’s Total and Permanent Disability prior to his Retirement Date or other termination of his employment, all amounts credited to such Participant’s Combined Account as of the end of the preceding fiscal quarter shall become fully Vested. In the event of a Participant’s Total and Permanent Disability, the Trustee, in accordance with the provisions of Sections 7.5 and 7.6, shall distribute to such Participant all amounts credited to such Participant’s Combined Account as though he had retired. As soon as administratively feasible after the end of the Plan Year containing the Total and Permanent Disability Date, the Trust shall distribute to the Participant all amounts credited to the Aggregate Account of the Participant as of the valuation date immediately preceding the actual date of distribution.

7.4 DETERMINATION OF BENEFITS UPON TERMINATION

(a) General Rules.

(1) If a portion of a Participant’s Account is forfeited, Company Stock allocated to the Participant’s Company Stock Account must be forfeited only after the

Participant’s Other Investments Account has been depleted. If interest in more than one class of Company Stock has been allocated to a Participant’s Account, the Participant must be treated as forfeiting the same proportion of each such class.

(2) Distribution of the funds due to a Terminated Participant shall be payable in accordance with Section 7.5 and 7.6 as soon as administratively feasible after the Participant incurs a 1-Year Break in Service. The value of the Participant’s account as of the end of the preceding fiscal quarter shall be used for purposes of this Section.

(3) Distribution to a Participant shall not include any Company Stock acquired with the proceeds of an Exempt Loan until the close of the Plan Year in which such loan is repaid in full. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Sections 7.5 and 7.6, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

(4) If the value of a Terminated Participant’s Vested benefit does not exceed $5,000.00, the Administrator shall direct the Trustee to cause the entire Vested benefit to be paid to such Participant in a single lump sum. For purposes of this Section, if the value of the Participant’s Vested benefit is zero, the Employee shall be deemed to have received a distribution of such Account.

(b) Regular Vesting Schedule. Subject to 7.4(d), the Vested portion of any Participant’s Account shall be a percentage of the total amount credited to his Participant’s Account determined on the basis of the Participant’s number of Years of Service according to the following schedule:

Vesting Schedule

Years of Service	Percentage
Less than 5	0%
5	100%

(c) Notwithstanding the vesting schedule provided for in paragraph (b) above, for any Top Heavy Plan Year, the Vested portion of the Participant’s Account of any Participant who has an Hour of Service after the Plan becomes top heavy shall be a percentage of the total amount credited to his Participant’s Account determined on the basis of the Participant’s number of Years of Service according to the following schedule:

Vesting Schedule

Years of Service	Percentage
Less than 3	0%
3	100%

If in any subsequent Plan Year, the Plan ceases to be a Top Heavy Plan, the Administrator shall revert to the vesting schedule in effect before this Plan became a Top Heavy Plan. Any such reversion shall be treated as a Plan amendment pursuant to the terms of the Plan.

(d) Events Entitling a Participant to Full Vesting.

(1) A Participant’s Account shall fully vest on the Participant’s Normal Retirement Date.

(2) A Participant’s Account shall fully vest in the event that his employment is terminated by Total and Permanent Disability or by death.

(3) A Participant’s interest in his Account shall fully vest in the event of a “Change in Control” of the Employer.

(i) For these purposes, “Change in Control” means any one of the following events first to occur after the completion of the initial public offering of the common stock of the holding company of the Employer:

(A)	The acquisition by any person or persons acting in concert of the then outstanding voting securities of the Employer, if, after the transaction, the acquiring person (or persons) owns, controls or holds with power to vote twenty-five percent (25%) or more of any class of voting securities of the Employer, as the case may be, or such other transaction as may be described under 12 C.F.R. Section 225.41(b)(1) or any successor thereto;

(B)	Within any twelve-month period (beginning on or after the date on which the Employer’s reorganization into a mutual holding company is completed) the persons who were directors of the Employer immediately before the beginning of such twelve-month period (the “Incumbent Directors”) cease to constitute at least a majority of such board of directors; provided that any director who was not a director as of the date on which the Employer’s reorganization into a mutual holding company is completed will be deemed to be an Incumbent Director if that director was elected to such board of directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors;

(C)	The approval by the stockholders of the Employer of a reorganization, merger or consolidation, with respect to which persons who were the stockholders of the Employer, as the case may be, immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities; or

(D)	The sale, transfer or assignment of all or substantially all of the assets of the Employer to any third party.

(ii) Notwithstanding anything in this subsection to the contrary, a Change in Control shall not be deemed to have occurred:

(A)	after the completion of the initial public offering of the common stock of SFSB, Inc.; or

(B)	upon the conversion of Slavie Bancorp, MHC to stock form, or in connection with any reorganization used to effect such a conversion.

(iii) Upon a Change in Control described above, the Plan shall be terminated and the Plan Administrator shall direct the Trustee to sell a sufficient amount of Stock from the Unallocated Stock Fund to repay any outstanding Stock Obligation in full. The proceeds of such sale shall be used to repay such Stock Obligation. After repayment of the Stock Obligation, all remaining shares in the Unallocated Stock Fund (or the proceeds thereof, if applicable) shall be deemed to be earnings and shall be allocated in accordance with the requirements of Section 8.1.

(4) Upon the complete discontinuance of the Employer’s contributions to the Plan or upon any full or partial termination of the Plan, all amounts credited to the account of any affected Participant shall become 100% Vested and shall not thereafter be subject to Forfeiture.

(e) The computation of a Participant’s nonforfeitable percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. For this purpose, the Plan shall be treated as having been amended if the Plan provides for an automatic change in vesting due to a change in top heavy status. In the event that the Plan is amended to change or modify any vesting schedule, a Participant with at least three (3) Years of Service as of the expiration date of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant’s election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

(1) the adoption date of the amendment,

(2) the effective date of the amendment, or

(3) the date the Participant receives written notice of the amendment from the Employer or Administrator.

(f) (l) If any Former Participant shall be reemployed by the Employer before a 1-Year Break in Service occurs, he shall continue to participate in the Plan in the same manner as if such termination had not occurred.

(2) If any Former Participant is reemployed after a 1-Year Break in Service has occurred, Years of Service shall include Years of Service prior to his 1-Year Break in Service subject to the following rules:

(i) If a Former Participant has a 1-Year Break in Service, his pre-break and post-break service shall be used for computing Years of Service for eligibility and for vesting purposes only after he has been employed for one (1) Year of Service following the date of his reemployment with the Employer;

(ii) Any Former Participant who under the Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer contributions shall lose credits otherwise allowable under (i) above if his consecutive 1-Year Breaks in Service equal or exceed the greater of (A) five (5) or (B) the aggregate number of his pre-break Years of Service;

(iii) After five (5) consecutive 1-Year Breaks in Service, a Former Participant’s Vested Account balance attributable to pre-break service shall not be increased as a result of post-break service;

(iv) If a Former Participant who has not had his Years of Service before a 1-Year Break in Service disregarded pursuant to (ii) above completes one (1) Year of Service for eligibility purposes following his reemployment with the Employer, he shall participate in the Plan retroactively from his date of reemployment;

(v) If a Former Participant who has not had his Years of Service before a 1-Year Break in Service disregarded pursuant to (ii) above completes a Year of Service (a 1-Year Break in Service previously occurred, but employment had not terminated), he shall participate in the Plan retroactively from the first day of the Plan Year during which he completes one (1) Year of Service.

7.5 DISTRIBUTION OF BENEFITS

(a) The Administrator, pursuant to the election of the Participant (or if no election has been made prior to the Participant’s death, by his Beneficiary), shall direct the

Trustee to distribute to a Participant or his Beneficiary any amount to which he is entitled under the Plan in one or more of the following methods:

(1) One lump-sum payment in cash or in property (subject to Section 7.6(d));

(2) Payments over a period certain in monthly, quarterly, semiannual, or annual installments. The period over which such payment is to be made shall not extend beyond the earlier of the Participant’s life expectancy (or the life expectancy of the Participant and his designated Beneficiary) or the limited distribution period provided for in Section 7.5(b).

(b) Unless the Participant elects in writing a longer distribution period, distributions to a Participant or his Beneficiary attributable to Company Stock shall be in substantially equal monthly, quarterly, semiannual, or annual installments over a period not longer than five (5) years. In the case of a Participant with an account balance attributable to Company Stock in excess of $830,000, the five (5) year period shall be extended one (1) additional year (but not more than five (5) additional years) for each $165,000 or fraction thereof by which such balance exceeds $830,000. The dollar limits shall be adjusted at the same time and in the same manner as provided in Code Section 415(d).

(c) Any distribution to a Participant who has a benefit which exceeds $5,000.00 shall require such Participant’s consent if such distribution commences prior to his Normal Retirement Age. With regard to this required consent:

(1) The Participant must be informed of his right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 7.5(f).

(2) Notice of the rights specified under this paragraph shall be provided no more than 90 days before the first day on which all events have occurred which entitle the Participant to such benefit.

(3) Written consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than 90 days before the first day on which all events have occurred which entitle the Participant to such benefit.

(4) No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

If a distribution is one to which Code Sections 401(a) (11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Regulation 1.411(a)-ll(c) is given, provided that: (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

(d) Notwithstanding anything herein to the contrary, the Administrator, in his sole discretion, may direct that cash dividends on shares of Company Stock allocable to Participants’ or Former Participants’ Company Stock Accounts be distributed to such Participants or Former Participants within 90 days after the close of the Plan Year in which the dividends are paid.

(e) Any part of a Participant’s benefit which is retained in the Plan after the Anniversary Date on which his participation ends will continue to be treated as a Company Stock Account or as an Other Investments Account as provided in Article IV. However, neither account will be credited with any further Employer contributions or Forfeitures.

(f) Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant’s benefits shall be made in accordance with Code Section 401(a)(9) and the Regulations thereunder (including Regulation 1.401(a)(9)-2), which are set forth in Section 7.14.

(g) Except as limited by Sections 7.5 and 7.6, whenever the Trustee is to make a distribution or to commence a series of payments on or as of an Anniversary Date, the distribution or series of payments may be made or begun on such date or as soon thereafter as is practicable. However, unless a Former Participant elects in writing to defer the receipt of benefits, the payment of benefits shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

(1) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein;

(2) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or

(3) the date the Participant terminates his service with the Employer.

(h) No distribution shall be made to any Participant because of termination of employment for any reason other than death, Total and Permanent Disability or retirement until such time as he has incurred a 1-Year Break in Service. If an Employee receives or is deemed to receive a distribution pursuant to Section 7.4 and the Employee resumes employment covered under this Plan, the Employee’s Account balance will be restored to the amount on the date of distribution if the Former Participant repays to the Plan the full amount of the distribution attributable to Employer contributions before the earlier of five (5) years after the first date on which the Former Participant is subsequently reemployed by the Employer, or the date he incurs five (5) consecutive 1-Year Breaks in Service after the distribution. The Participant’s Account shall be restored by crediting the amount of his repayment, plus any amount held for him in a suspense account, plus any amount actually forfeited by him (which shall be credited out of current Forfeitures. If the repayment, the amounts held in a suspense account and current

Forfeitures, as the case may be, are insufficient to restore the Participant’s Account, the Employer shall make an additional contribution sufficient to do so.

7.6 HOW PLAN BENEFIT WILL BE DISTRIBUTED

(a) Distribution of a Participant’s benefit may be made in cash or Company Stock or both, provided, however, that if a Participant or Beneficiary so demands, such benefit shall be distributed only in the form of Company Stock. Prior to making a distribution of benefits, the Administrator shall advise the Participant or his Beneficiary, in writing, of the right to demand that benefits be distributed solely in Company Stock.

(b) If a Participant or Beneficiary demands that benefits be distributed solely in Company Stock, distribution of a Participant’s benefit will be made entirely in whole shares or other units of Company Stock. Any balance in a Participant’s Other Investments Account will be applied to acquire for distribution the maximum number of whole shares or other units of Company Stock at the then fair market value. Any fractional unit value unexpended will be distributed in cash. If Company Stock is not available for purchase by the Trustee, then the Trustee shall hold such balance until Company Stock is acquired and then make such distribution, subject to Sections 7.5(j) and 7.5(f).

(c) The Trustee will make distribution from the Trust only on instructions from the Administrator.

(d) Notwithstanding anything contained herein to the contrary, if the Employer’s charter or by-laws restrict ownership of substantially all shares of Company Stock to Employees and the Trust Fund, as described in Code Section 409(h), the Administrator shall distribute a Participant’s Account entirely in cash without granting the Participant the right to demand distribution in shares of Company Stock.

(e) Except as otherwise provided herein, Company Stock distributed by the Trustee may be restricted as to sale or transfer by the by-laws or articles of incorporation of the Employer, provided restrictions are applicable to all Company Stock of the same class. If a Participant is required to offer the sale of his Company Stock to the Employer before offering to sell his Company Stock to a third party, in no event may the Employer pay a price less than that offered to the distributee by another potential buyer making a bona fide offer and in no event shall the Trustee pay a price less than the fair market value of the Company Stock.

(f) If Company Stock acquired with the proceeds of an Exempt Loan (described in Section 5.4 hereof) is available for distribution and consists of more than one class, a Participant or his Beneficiary must receive substantially the same proportion of each such class.

7.7 DISTRIBUTION FOR MINOR BENEFICIARY

In the event a distribution is to be made to a minor, then the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

7.8 LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, after the expiration of five (5) years after it shall become payable, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being reallocated, such benefit shall be restored.

7.9 RIGHTS OF FIRST REFUSAL

(a) If any Participant, his Beneficiary or any other person to whom shares of Company Stock are distributed from the Plan (the “Selling Participant”) shall, at any time, desire to sell some or all of such shares (the “Offered Shares”) to a third party (the “Third Party”), the Selling Participant shall give written notice of such desire to the Employer and the Administrator, which notice shall contain the number of shares offered for sale, the proposed terms of the sale and the names and addresses of both the Selling Participant and Third Party. Both the Trust Fund and the Employer shall each have the right of first refusal for a period of fourteen (14) days from the date the Selling Participant gives such written notice to the Employer and the Administrator (such fourteen (14) day period to run concurrently against the Trust Fund and the Employer) to acquire the Offered Shares. As between the Trust Fund and the Employer, the Trust Fund shall have priority to acquire the shares pursuant to the right of first refusal. The selling price and terms shall be the same as offered by the Third Party.

(b) If the Trust Fund and the Employer do not exercise their right of first refusal within the required fourteen (14) day period provided above, the Selling Participant shall have the right, at any time following the expiration of such fourteen (14) day period, to dispose of the Offered Shares to the Third Party; provided, however, that (i) no disposition shall be made to the Third Party on terms more favorable to the Third Party than those set forth in the written notice delivered by the Selling Participant above, and (ii) if such disposition shall not be made to a third party on the terms offered to the Employer and the Trust Fund, the offered Shares shall again be subject to the right of first refusal set forth above.

(c) The closing pursuant to the exercise of the right of first refusal under Section 7.9(a) above shall take place at such place agreed upon between the Administrator and the Selling Participant, but not later than ten (10) days after the Employer or the Trust Fund shall have notified the Selling Participant of the exercise of the right of first refusal. At such closing, the Selling Participant shall deliver certificates representing the Offered Shares duly endorsed in blank for transfer, or with stock powers attached duly executed in blank with all required transfer tax stamps attached or provided for, and the Employer or the Trust Fund shall deliver the purchase price, or an appropriate portion thereof, to the Selling Participant.

(d) Except as provided in this paragraph (d), no Company Stock acquired with the proceeds of an Exempt Loan complying with the requirements of Section 5.4 hereof shall be subject to a right of first refusal. Company Stock acquired with the proceeds of an Exempt Loan, which is distributed to a Participant or Beneficiary, shall be subject to the right of first refusal provided for in paragraph (a) of this Section only so long as the Company Stock is not publicly traded. The term “publicly traded” refers to a securities exchange registered under Section 6 of the Securities Exchange Act of 1934 (15 U.S.C. 78f) or that is quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act (15 U.S.C. 780). In addition, in the case of Company Stock which was acquired with the proceeds of a loan described in Section 5.4, the selling price and other terms under the right must not be less favorable to the seller than the greater of the value of the security determined under Section 6.2, or the purchase price and other terms offered by a buyer (other than the Employer or the Trust Fund), making a good faith offer to purchase the security. The right of first refusal must lapse no later than fourteen (14) days after the security holder gives notice to the holder of the right that an offer by a third party to purchase the security has been made. The right of first refusal shall comply with the provisions of paragraphs (a), (b) and (c) of this Section, except to the extent those provisions may conflict with the provisions of this paragraph.

7.10 STOCK CERTIFICATE LEGEND

Certificates for shares distributed pursuant to the Plan shall contain the following legend:

“The shares represented by this certificate are transferable only upon compliance with the terms of the SLAVIE FEDERAL SAVINGS BANK EMPLOYEE STOCK OWNERSHIP PLAN effective as of January 1, 2004, which grants to Slavie Federal Savings Bank a right of first refusal, a copy of such Plan being on file in the office of the Company.”

7.11 PUT OPTION

(a) If Company Stock which was not acquired with the proceeds of an Exempt Loan is distributed to a Participant and such Company Stock is not readily tradable on an established securities market, a Participant has a right to require the Employer to repurchase the Company Stock distributed to such Participant under a fair valuation formula. Such Stock shall be subject to the provisions of Section 7.11(c).

(b) Company Stock which is acquired with the proceeds of an Exempt Loan and which is not publicly traded when distributed, or if it is subject to a trading limitation when distributed, must be subject to a put option. For purposes of this paragraph, a “trading limitation” on a Company Stock is a restriction under any federal or state securities law or any regulation thereunder, or an agreement (not prohibited by Section 7.12) affecting the Company Stock which would make the Company Stock not as freely traceable as stock not subject to such restriction.

(c) The Employer shall provide a “put option” to any Participant or Beneficiary who receives a distribution of Company Stock. The put option shall permit the Participant or Beneficiary to sell such Company Stock to the Employer at any time during two option periods, at the then fair market value. The first put option period shall be for at least 60 days beginning on the date of distribution. The second put option period shall be for at least 60 days beginning after the new determination of fair market value (and notice to the Participant thereof) in the following Plan Year. The Employer may allow the Administrator to direct the Trustees to purchase shares of Company Stock tendered to the Employer under a put option. The payment for any Company Stock sold under a put option shall be made within 30 days if the shares were distributed as part of an installment distribution. If the shares were distributed in a lump sum distribution, payment shall commence within 30 days and may be made in a lump sum payment or in substantially equal, annual installments over a period not exceeding five years, with adequate security provided and interest payable at a reasonable rate on any unpaid installment balance (as determined by the Employer or the Administrator) and without penalty for any prepayment of such installments.

7.12 NONTERMINABLE PROTECTIONS AND RIGHTS

No Company Stock, except as provided in Section 7.11(b), acquired with the proceeds of a loan described in Section 5.4 hereof may be subject to a put, call, or other option, or buy-sell or similar arrangement when held by and when distributed from the Trust Fund, whether or not the Plan is then an ESOP. The protections and rights granted in this Section are nonterminable, and such protections and rights shall continue to exist under the terms of this Plan so long as any Company Stock acquired with the proceeds of a loan described in Section 5.4 hereof is held by the Trust Fund or by any Participant or other person for whose benefit such protections and rights have been created, and neither the repayment of such loan nor the failure of the Plan to be an ESOP, nor an amendment of the Plan shall cause a termination of such protections and rights.

7.13 QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION

All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any “alternate payee” under a “qualified domestic relations order.” Furthermore, a distribution to an “alternate payee” shall be permitted if such distribution is authorized by a “qualified domestic relations order,” even if the affected Participant has not separated from service and has not reached the “earliest retirement age” under the Plan. For the purposes of this Section, “alternate payee,” “Qualified domestic relations order” and “earliest retirement age” shall have the meaning set forth under Code Section 414(p).

7.14 MINIMUM DISTRIBUTION REQUIREMENTS.

(a) General Rules.

(1) Requirements of Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).

(2) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

(b) Time and Manner of Distribution.

(1) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(2) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(B) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Participant’s Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 7.14(b)(2), other than Section 7.14(b)(2)(A) will apply as if the surviving spouse were the Participant.

For purposes of this Section 7.14(b)(2) and 7.14(d), unless Section 7.14(b)(2)(D) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 7.14(b)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 7.14(b)(2)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 7.14(b)(2)(A)), the date distributions are considered to begin is the date distributions actually commence.

(3) Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Section 7.14(c) and (d). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury Regulations.

(c) Required Minimum Distributions During Participant’s Lifetime.

(1) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(A) the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(B) if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(2) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 7.14(c), beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(d) Required Minimum Distributions After Participant’s Death.

(1) Death On or After Date Distributions Begin.

(A) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(i) The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2) Death Before Date Distributions Begin.

(A) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 7.14(d)(1).

(B) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 7.14(b)(2)(A), this Section 7.14(d)(2) will apply as if the surviving spouse were the Participant.

(e) Definitions.

(1) Designated Beneficiary. The individual who is designated as the Beneficiary under Section 1.6 of the Plan and is the Designated Beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(2) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 7.14(b)(2). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(3) Life Expectancy. Life Expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(4) Participant’s Account balance. The Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or Forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(5) Required Beginning Date. A Participant’s Required Beginning Date is the April 1st following the later of the calendar year in which the Participant reaches age 70½ or retires, however, in the case of a Participant who is a 5 percent owner, such Participant’s Required Beginning Date is the April 1st following the calendar year in which the Participant reaches age 70½.

ARTICLE VIII

TRUSTEE

8.1 BASIC RESPONSIBILITIES OF THE TRUSTEE

The Trustee shall have the following categories of responsibilities:

(a) Consistent with the “funding policy and method” determined by the Employer, to invest, manage, and control the Plan assets subject, however, to the direction of an Investment Manager if the Trustee should appoint such manager as to all or a portion of the assets of the Plan;

(b) At the direction of the Administrator, to pay benefits required under the Plan to be paid to Participants, or, in the event of their death, to their Beneficiaries;

(c) To maintain records of receipts and disbursements and furnish to the Employer and/or Administrator for each Plan Year a written annual report per Section 8.7; and

(d) If there shall be more than one Trustee, they shall act by a majority of their number, but may authorize one or more of them to sign papers on their behalf.

8.2 INVESTMENT POWERS AND DUTIES OF THE TRUSTEE

(a) The Trustee shall invest and reinvest the Trust Fund to keep the Trust Fund invested without distinction between principal and income and in such securities or property, real or personal, wherever situated, as the Trustee shall deem advisable, including, but not limited to, stocks, common or preferred, bonds and other evidences of indebtedness or ownership, and real estate or any interest therein. The Trustee shall at all times in making investments of the Trust Fund consider, among other factors, the short and long-term financial needs of the Plan on the basis of information furnished by the Employer. In making such investments, the Trustee shall not be restricted to securities or other property of the character expressly authorized by the applicable law for trust investments; however, the Trustee shall give due regard to any limitations imposed by the Code or the Act so that at all times the Plan may qualify as an Employee Stock Ownership Plan and Trust.

(b) The Trustee may employ a bank or trust company pursuant to the terms of its usual and customary bank agency agreement, under which the duties of such bank or trust company shall be of a custodial, clerical and record-keeping nature.

(c) In the event the Trustee invests any part of the Trust Fund, pursuant to the directions of the Administrator, in any shares of stock issued by the Employer, and the Administrator thereafter directs the Trustee to dispose of such investment, or any part thereof, under circumstances which, in the opinion of counsel for the Trustee, require registration of the securities under the Securities Act of 1933 and/or qualification of the securities under the Blue Sky laws of any state or states, then the Employer at its own expense, will take or cause to be taken any and all such action as may be necessary or appropriate to effect such registration and/or qualification.

8.3 OTHER POWERS OF THE TRUSTEE

The Trustee, in addition to all powers and authorities under common law, statutory authority, including the Act, and other provisions of the Plan, shall have the following powers and authorities, to be exercised in the Trustee’s sole discretion:

(a) To purchase, or subscribe for, any securities or other property and to retain the same. In conjunction with the purchase of securities, margin accounts may be opened and maintained;

(b) To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;

(c) To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property;

(d) To cause any securities or other property to be registered in the Trustee’s own name or in the name of one or more of the Trustee’s nominees, and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

(e) To borrow or raise money for the purposes of the Plan in such amount, and upon such terms and conditions, as the Trustee shall deem advisable; and for any sum so borrowed, to issue a promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part, of the Trust Fund; and no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency, or propriety of any borrowing;

(f) To keep such portion of the Trust Fund in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon;

(g) To accept and retain for such time as the Trustee may deem advisable any securities or other property received or acquired as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;

(h) To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

(i) To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;

(j) To employ suitable agents and counsel and to pay their reasonable expenses and compensation, and such agent or counsel may or may not be agent or counsel for the Employer;

(k) To invest funds of the Trust in time deposits or savings accounts bearing a reasonable rate of interest in the Trustee’s bank;

(l) To invest in Treasury Bills and other forms of United States government obligations;

(m) To invest in shares of investment companies registered under the Investment Company Act of 1940;

(n) To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations;

(o) To vote Company Stock as provided in Section 8.4;

(p) To consent to or otherwise participate in reorganizations, recapitalizations, consolidations, mergers and similar transactions with respect to Company Stock or any other securities and to pay any assessments or charges in connection therewith;

(q) To deposit such Company Stock (but only if such deposit does not violate the provisions of Section 8.4 hereof) or other securities in any voting trust, or with any protective or like committee, or with a trustee or with depositories designated thereby;

(r) To sell or exercise any options, subscription rights and conversion privileges and to make any payments incidental thereto;

(s) To exercise any of the powers of an owner, with respect to such Company Stock and other securities or other property comprising the Trust Fund. The Administrator, with the Trustee’s approval, may authorize the Trustee to act on any administrative matter or class of matters with respect to which direction or instruction to the Trustee by the Administrator is called for hereunder without specific direction or other instruction from the Administrator;

(t) To sell, purchase and acquire put or call options if the options are traded on and purchased through a national securities exchange registered under the Securities Exchange Act of 1934, as amended, or, if the options are not traded on a national securities exchange, are guaranteed by a member firm of the New York Stock Exchange;

(u) To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.

8.4 VOTING COMPANY STOCK

Shares of Company Stock in the Trust shall be voted by the Trustee in accordance with directions from each Participant or Beneficiary, who shall be entitled to direct the voting (only to the extent required by Code Section 409(e)(3)) of all shares of Company Stock then allocated to his Company Stock Account. Each Participant or Beneficiary shall be furnished with copies of the notice of each shareholders’ meeting and the proxy or other materials provided to Employer shareholders, together with a form on which voting directions may be given. Any allocated Company Stock with respect to which voting directions are not timely given shall be voted by the Trustee. Shares of Company Stock held by the Trust which are not then allocated to Participants’ Company Stock Accounts shall be voted in the manner determined by the Trustee.

8.5 DUTIES OF THE TRUSTEE REGARDING PAYMENTS

(a) The Trustee shall make distributions from the Trust Fund at such times and in such numbers of shares or other units of Company Stock and amounts of cash to or for the benefit of the person entitled thereto under the Plan as the Administrator directs in writing. Any undistributed part of a Participant’s interest in his accounts shall be retained in the Trust Fund until the Administrator directs its distribution. Where distribution is directed in Company Stock, the Trustee shall cause an appropriate certificate to be issued to the person entitled thereto and mailed to the address furnished it by the Administrator. Any portion of a Participant’s Aggregate Account to be distributed in cash shall be paid by the Trustee mailing its check to the same person at the same address. If a dispute arises as to who is entitled to or should receive any benefit or payment, the Trustee may withhold or cause to be withheld such payment until the dispute has been resolved.

(b) As directed by the Administrator, the Trustee shall make payments out of the Trust Fund. Such directions or instructions need not specify the purpose of the payments so directed and the Trustee shall not be responsible in any way respecting the purpose or propriety of such payments except as mandated by the Act.

(c) In the event that any distribution or payment directed by the Administrator shall be mailed by the Trustee to the person specified in such direction at the latest address of such person filed with the Administrator, and shall be returned to the Trustee because such person cannot be located at such address, the Trustee shall promptly notify the Administrator of such return. Upon the expiration of sixty (60) days after such notification, such direction shall become void and unless and until a further direction by the Administrator is received by the Trustee with respect to such distribution or payment, the Trustee shall thereafter continue to administer the Trust as if such direction had not been made by the Administrator. The Trustee shall not be obligated to search for or ascertain the whereabouts of any such person.

8.6 TRUSTEE’S COMPENSATION AND EXPENSES AND TAXES

The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon in writing by the Employer and the Trustee. An individual serving as Trustee who already receives full-time pay from the Employer shall not receive compensation from the Plan. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee. Such compensation and expenses shall be paid from the Trust Fund unless paid or advanced by the Employer. All taxes of any kind and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof, shall be paid from the Trust Fund.

8.7 ANNUAL REPORT OF THE TRUSTEE

Within a reasonable period of time after the later of the Anniversary Date or receipt of the Employer’s contribution for each Plan Year, the Trustee shall furnish to the Employer and Administrator a written statement of account with respect to the Plan Year for which such contribution was made setting forth:

(a) the net income, or loss, of the Trust Fund;

(b) the gains, or losses, realized by the Trust Fund upon sales or other disposition of the assets;

(c) the increase, or decrease, in the value of the Trust Fund;

(d) all payments and distributions made from the Trust Fund; and

(e) such further information as the Trustee and/or Administrator deems appropriate. The Employer, forthwith upon its receipt of each such statement of account, shall acknowledge receipt thereof in writing and advise the Trustee and/or Administrator of its approval or disapproval thereof. Failure by the Employer to disapprove any such statement of account within thirty (30) days after its receipt thereof shall be deemed an approval thereof. The approval by the Employer of any statement of account shall be binding as to all matters embraced therein as between the Employer and the Trustee to the same extent as if the account of the Trustee had been settled by judgment or decree in an action for a judicial settlement of its account in a court of competent jurisdiction in which the Trustee, the Employer and all persons having or claiming an interest in the Plan were parties; provided, however, that nothing herein contained shall deprive the Trustee of its right to have its accounts judicially settled if the Trustee so desires.

8.8 AUDIT

(a) If an audit of the Plan’s records shall be required by the Act and the regulations thereunder for any Plan Year, the Administrator shall direct the Trustee to engage on behalf f of all Participants an independent qualified public accountant for that purpose. Such accountant shall, after an audit of the books and records of the Plan in accordance with generally accepted auditing standards, within a reasonable period after the close of the Plan Year, furnish to the Administrator and the Trustee a report of his audit setting forth his opinion as to whether any statements, schedules or lists that are required by Act Section 103 or the Secretary of Labor to be filed with the Plan’s annual report, are presented fairly in conformity with generally accepted accounting principles applied consistently. All auditing and accounting fees shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund.

(b) If some or all of the information necessary to enable the Administrator to comply with Act Section 103 is maintained by a bank, insurance company, or similar institution, regulated and supervised and subject to periodic examination by a state or federal agency, it shall transmit and certify the accuracy of that information to the Administrator as provided in Act Section 103(b) within one hundred twenty (120) days after the end of the Plan Year or by such other date as may be prescribed under regulations of the Secretary of Labor.

8.9 RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE

(a) The Trustee may resign at any time by delivering to the Employer, at least thirty (30) days before its effective date, a written notice of his resignation.

(b) The Employer may remove the Trustee by mailing by registered or certified mail, addressed to such Trustee at his last known address, at least thirty (30) days before its effective date, a written notice of his removal.

(c) Upon the death, resignation, incapacity, or removal of any Trustee, a successor may be appointed by the Employer; and such successor, upon accepting such appointment in writing and delivering same to the Employer, shall, without further act, become vested with all the estate, rights, powers, discretions, and duties of his predecessor with like respect as if he were originally named as a Trustee herein. Until such a successor is appointed, the remaining Trustee or Trustees shall have full authority to act under the terms of the Plan.

(d) The Employer may designate one or more successors prior to the death, resignation, incapacity, or removal of a Trustee. In the event a successor is so designated by the Employer and accepts such designation, the successor shall, without further act, become vested with all the estate, rights, powers, discretions, and duties of his predecessor with the like effect as if he were originally named as Trustee herein immediately upon the death, resignation, incapacity, or removal of his predecessor.

(e) Whenever any Trustee hereunder ceases to serve as such, he shall furnish to the Employer and Administrator a written statement of account with respect to the portion of the Plan Year during which he served as Trustee. This statement shall be either (i) included as part of the annual statement of account for the Plan Year required under Section 8.7 or (ii) set forth in a special statement. Any such special statement of account should be rendered to the Employer no later than the due date of the annual statement of account for the Plan Year. The procedures set forth in Section 8.7 for the approval by the Employer of annual statements of account shall apply to any special statement of account rendered hereunder and approval by the Employer of any such special statement in the manner provided in Section 8.7 shall have the same effect upon the statement as the Employer’s approval of an annual statement of account. No successor to the Trustee shall have any duty or responsibility to investigate the acts or transactions of any predecessor who has rendered all statements of account required by Section 8.7 and this subparagraph.

8.10 TRANSFER OF INTEREST

Notwithstanding any other provision contained in this Plan, the Trustee at the direction of the Administrator shall transfer the Vested interest, if any, of such Participant in his account to another trust forming part of a pension, profit sharing or stock bonus plan maintained by such Participant’s new employer and represented by such employer in writing as meeting the requirements of Code Section 401(a), provided that the trust to which such transfers are made permits the transfer to be made.

8.11 DIRECT ROLLOVER

(a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(b) For purposes of this Section the following definitions shall apply:

(1) “Eligible Rollover Distribution” means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities) and, any hardship distribution.

(2) “Eligible Retirement Plan” means an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, a qualified trust described in section 401(a) of the Code, an annuity contract described in Section 403(b) of the

Code, or an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into from this Plan, and that accepts the Distributee’s Eligible Rollover Distribution.

(3) A “Distributee” includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

(4) A “Direct Rollover” is a payment by the plan to the Eligible Retirement Plan specified by the Distributee.

ARTICLE IX

AMENDMENT, TERMINATION AND MERGERS

9.1 AMENDMENT

(a) The Employer shall have the right at any time to amend the Plan, subject to the limitations of this Section. Any such amendment shall be adopted by formal action of the Employer’s board of directors and executed by an officer authorized to act on behalf of the Employer. However, any amendment which affects the rights, duties or responsibilities of the Trustee and Administrator may only be made with the Trustee’s and Administrator’s written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the Trust provisions contained herein are a part of the Plan and the amendment affects the duties of the Trustee hereunder.

(b) No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

(c) Except as permitted by Regulations, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective to the extent it eliminates or reduces any “Section 411(d)(6) protected benefit” or adds or modifies conditions relating to “Section 411(d)(6) protected benefits” the result of which is a further restriction on such benefit unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. “Section 411(d)(6) protected benefits” are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit.

In addition, no such amendment shall have the effect of terminating the protections and rights set forth in Section 7.12, unless such termination shall then be permitted under the applicable provisions of the Code and Regulations; such a termination is currently expressly prohibited by Regulation 54.4975-ll(a)(3)(ii).

9.2 TERMINATION

(a) The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any full or partial termination, all amounts credited to the affected Participants’ Combined Accounts shall become 100% Vested as provided in Section 7.4 and shall not thereafter be subject to forfeiture, and all unallocated amounts shall be allocated to the accounts of all Participants in accordance with the provisions hereof.

(b) Upon the full termination of the Plan, the Employer shall direct the distribution of the assets of the Trust Fund to Participants in a manner which is consistent with and satisfies the provisions of Sections 7.5 and 7.6. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of “Section 411(d)(6) protected benefits” in accordance with Section 9.1(c).

9.3 MERGER OR CONSOLIDATION

The Plan and Trust may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any “Section 411(d)(6) protected benefits” in accordance with Section 9.1(c).

ARTICLE X

MISCELLANEOUS

10.1 PARTICIPANT’S RIGHTS

The Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

10.2 ALIENATION

(a) Subject to the exceptions provided below, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

(b) This provision shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, as a result of a loan from the Plan. At the time a distribution is to be made to or for a Participant’s or Beneficiary’s benefit, such proportion of the amount distributed as shall equal such loan indebtedness shall be paid by the Trustee to the Trustee or the Administrator, at the direction of the Administrator, to apply against or discharge such loan indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such loan indebtedness is to be so paid in whole or part from his Participant’s Account. If the Participant or Beneficiary does not agree that the loan indebtedness is a valid claim against his Vested Participant’s Account, he shall be entitled to a review of the validity of the claim in accordance with procedures provided in Sections 2.12 and 2.13.

(c) This provision shall not apply to a “qualified domestic relations order” defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a “qualified domestic relations order,” a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

10.3 CONSTRUCTION OF PLAN

This Plan and Trust shall be construed and enforced according to the Act and the laws of the State of Maryland, other than its laws respecting choice of law, to the extent not preempted by the Act.

10.4 GENDER AND NUMBER

Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

10.5 LEGAL ACTION

In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee or Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney’s fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

10.6 PROHIBITION AGAINST DIVERSION OF FUNDS

(a) Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Retired Participants, or their Beneficiaries.

(b) In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the excess contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

10.7 BONDING

Every Fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than 10% of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Act Section 412(a)(2)), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer.

10.8 RECEIPT AND RELEASE FOR PAYMENTS

Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the

Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to-such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

10.9 ACTION BY THE EMPLOYER

Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

10.10 NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

The “named Fiduciaries” of this Plan are (1) the Employer, (2) the Administrator and (3) the Trustee. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1; and shall have the sole authority to appoint and remove the Trustee and the Administrator; to formulate the Plan’s “funding policy and method”; and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described in the Plan. The Trustee shall have the sole responsibility of management of the assets held under the Trust, except those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan.

Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity. In the furtherance of their responsibilities hereunder, the “named Fiduciaries” shall be empowered to interpret the Plan and Trust and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive.

10.11 HEADINGS

The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

10.12 APPROVAL BY INTERNAL REVENUE SERVICE

(a) Notwithstanding anything herein to the contrary, contributions to this Plan are conditioned upon the qualification of the Plan under Code Section 401. If the Plan receives an adverse determination with respect to its qualification, then the Plan may return such contributions to the Employer within one year after such determination, provided the application for the determination is made by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

(b) Notwithstanding any provisions to the contrary, except Sections 3.5, 3.6, and 4.1, any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the disallowance of the deduction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

10.13 UNIFORMITY

All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any contract purchased hereunder, the Plan provisions shall control.

10.14 SECURITIES AND EXCHANGE COMMISSION APPROVAL

The Employer may request an interpretative letter from the Securities and Exchange Commission stating that the transfers of Company Stock contemplated hereunder do not involve transactions requiring a registration of such Company Stock under the Securities Act of 1933. In the event that a favorable interpretative letter is not obtained, the Employer reserves the right to amend the Plan and Trust retroactively to its Effective Date in order to obtain a favorable interpretative letter or to terminate the Plan.

IN WITNESS WHEREOF, this Plan has been executed the day and year first above written.

ATTEST:	SLAVIE FEDERAL SAVINGS BANK

By:
EMPLOYER

WITNESS		Philip E. Logan
TRUSTEE

WITNESS		Thomas J. Drechsler
TRUSTEE

WITNESS		James D. Wise
TRUSTEE